     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2005

                                                    REGISTRATION NO. 333-122768

===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                               AMENDMENT NO 1. TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            IVIVI TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in its Charter)

             NEW JERSEY                             3845                         22-2956711
   (State or Other Jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)         Identification No.)

                   224-S PEGASUS AVENUE, NORTHVALE, NJ 07647
                                 (201) 784-8168
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                                ----------------

                            ANDRE' DIMINO, CHAIRMAN
                            IVIVI TECHNOLOGIES, INC.
                              224-S PEGASUS AVENUE
                              NORTHVALE, NJ 07647
                                 (201) 784-8168
           (Name, Address and Telephone Number of Agent for Service)

                                ----------------

                                WITH COPIES TO:

               STEVEN M. SKOLNICK, ESQ.                     DOUGLAS S. ELLENOFF, ESQ.
                LOWENSTEIN SANDLER PC                         DAVID SELENGUT, ESQ.
                 65 LIVINGSTON AVENUE                         JODY R. SAMUELS, ESQ.
              ROSELAND, NEW JERSEY 07068                 ELLENOFF GROSSMAN & SCHOLE LLP
                    (973) 597-2500                            370 LEXINGTON AVENUE
                                                               NEW YORK, NY 10017
                                                                 (212) 370-1300

   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                                ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                               EXPLANATORY NOTE



   This Amendment No. 1 amends and supplements the Registration Statement on Form SB-2 (No. 333-122768) initially filed with the Securities and Exchange Commission on February 11, 2005 (the "Registration Statement") by Ivivi Technologies, Inc. (the "Company") relating to an initial public offering of shares of common stock, no par value, of the Company ("Common Stock") and the potential resale of shares of Common Stock issuable upon the exercise of outstanding warrants by certain selling securityholders. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

   The sole purpose of this Amendment No. 1 is to amend and restate Item 27 of
Part II of the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(A)   LIST OF EXHIBITS. (FILED HEREWITH UNLESS OTHERWISE NOTED.)


 EXHIBIT NO.                                                         DESCRIPTION
 -----------                                                         -----------
     1.1        Form of Underwriting Agreement*

     3.1        Certificate of Incorporation of Ivivi Technologies, Inc.**

     3.2        By-Laws of Ivivi Technologies, Inc.**

     4.1        Form of Stock Certificate of Ivivi Technologies, Inc.*

     4.2        Form of Underwriter's Warrant Certificate*

     4.3        Warrant issued to certain investors (one in a series of warrants with identical terms)**

     4.4        Note issued to certain investors(one in a series of notes with identical terms)**

     4.5        Form of Warrant issued to Placement Agent**

     5.1        Opinion of Lowenstein Sandler PC as to legality of securities being offered*

    10.1        Form of Lock-up Agreement**

    10.2        2004 Amended and Restated Stock Option Plan*

    10.3        Amended and Restated Manufacturing Agreement, dated February 10, 2005, among Ivivi Technologies, Inc., ADM Tronics
                Unlimited, Inc. and certain subsidiaries of ADM Tronics Unlimited, Inc.**

    10.4        Management Services Agreement, dated August 15, 2001, among Ivivi Technologies, Inc., ADM Tronics Unlimited, Inc. an
                certain subsidiaries of ADM Tronics Unlimited, Inc., as amended**

    10.5        Sponsored Research Agreement, dated September 24, 2004, between Ivivi Technologies, Inc. and Montefiore Medical
                Center.***+

    10.6        Sponsored Research Agreement, dated October 17, 2004, between Ivivi Technologies, Inc. and Montefiore Medical
                Center.***+

    10.7        Consulting Agreement, dated January 1, 2005, between Ivivi Technologies, Inc. and Beresh Strauch, M.D.**

    10.8        Form of Indemnification Agreement between Ivivi Technologies, Inc. and each of its directors and officers.*

    23.1        Consent of Weinick Sanders Leventhal & Co., LLP**

    23.2        Consent of Lowenstein Sandler PC (incorporated by reference to Exhibit 5.1)*

    24.1        Powers of Attorney (Included in Signature Page of the initial filing of this Registration Statement)**

---------------
*    To be filed by amendment.
**   Previously filed.
***  Filed herewith.
+ Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request or confidential treatment in accordance with Rule 406 of the Securities Act.

                                   SIGNATURES



   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey, on March 3, 2005.


                                 IVIVI TECHNOLOGIES, INC.


                                 By:  /s/ David Saloff
                                      -----------------------------------------
                                      David Saloff
                                      President and Chief Executive Officer




   In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement was signed by the following persons in the capacities and on the dates indicated.



NAME                                           TITLE                           DATE
----                                           -----                           ----
      *                        Chairman of the Board of Directors and     March 3, 2005
--------------------------     Chief Financial Officer (Principal
Andre' DiMino                  Accounting and Financial Officer)

/s/ David Saloff               President and Chief Executive Officer      March 3, 2005
--------------------------     (Principal Executive Officer)
David Saloff

      *                        Director                                   March 3, 2005
--------------------------
Vincent DiMino

*By:  /s/ David Saloff
      --------------------------------------
      David Saloff
      Attorney-in-Fact